Exhibit 3.2

CIPHERLOC CORPORATION

BYLAWS

ADOPTED: SEPTEMBER 10, 2021

CIPHERLOC CORPORATION

BYLAWS

ARTICLE 1. OFFICES

Section 1.1	Registered Office
Section 1.2	Other Offices

ARTICLE 2. MEETINGS OF STOCKHOLDERS

Section 2.1	Annual Meeting
Section 2.2	Special Meetings
Section 2.3	Time and Place of Special Meetings
Section 2.4	Notice
Section 2.5	Quorum
Section 2.6	Adjournment
Section 2.7	Organization of Meetings
Section 2.8	Voting and Record Date
Section 2.9	Conduct of Meeting
Section 2.10	Action Without Meeting

ARTICLE 3. DIRECTORS

Section 3.1	Number
Section 3.2	Term, Qualification, Vacancies, and Newly Created Directorships
Section 3.3	Removal
Section 3.4	Powers
Section 3.5	Meetings of the Board
Section 3.6	Quorum
Section 3.7	Vote Necessary to Act and Participation by Conference Telephone
Section 3.8	Executive and Other Committees
Section 3.9	Compensation
Section 3.10	Rules of Procedure
Section 3.11	Action Without Meeting

ARTICLE 4. OFFICERS

Section 4.1	Officers
Section 4.2	Number of Offices
Section 4.3	Terms
Section 4.4	Duties of the Executive Officers
Section 4.5	Chairman of the Board

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ARTICLE 5. INDEMNIFICATION, ADVANCEMENT, AND INSURANCE

Section 5.1	Right of Indemnification and Advancement
Section 5.2	Right of Claimant to Bring Suit
Section 5.3	Non-Exclusivity of Rights
Section 5.4	Insurance
Section 5.5	Setoff of Indemnification Remedies; Subrogation
Section 5.6	Amendment or Repeal
Section 5.7	Severability

ARTICLE 6. MISCELLANEOUS

Section 6.1	Certificates of Stock
Section 6.2	Transfer of Stock
Section 6.3	Stockholders of Record
Section 6.4	Corporate Seal
Section 6.5	Fiscal Year
Section 6.6	Books and Records
Section 6.7	Notices
Section 6.8	Amendments

ARTICLE 7. CONSTRUCTION AND DEFINED TERMS

Section 7.1	Construction
Section 7.2	Defined Terms

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BYLAWS

OF

CIPHERLOC CORPORATION

ARTICLE 1. OFFICES

Section 1.1. Registered Office. The address of the registered office of the Corporation1 in Delaware shall be 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The registered agent at such address in charge thereof shall be Corporation Service Company, all of which shall be subject to change from time to time as permitted by applicable law.

Section 1.2. Other Offices. The Corporation may also have an office or offices or place or places of business within or without the State of Delaware as the Board may from time to time designate.

ARTICLE 2. MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meeting. If required by applicable law, an annual meeting of Stockholders for the election of Directors shall be held within or without the State of Delaware on such date and at such time and place as may be designated by resolution of the Board from time to time. Other proper business may be transacted at such meeting.

Section 2.2. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called at any time (a) by the Board; (b) by a committee of the Board whose power and authority, either as expressly provided in a resolution of the Board or as may be provided in the Corporate Documents, includes the power to call such meetings; or (c) upon the request to the Board in writing of Stockholders holding Shares having not less than twenty-five (25) percent of the votes that would be cast at a meeting at which all Shares entitled to vote in the election of Directors were present and voted.

Section 2.3. Time and Place of Special Meetings. Special meetings of Stockholders shall be held at such times and at such places, within or without the State of Delaware, as may from time to time be designated by the Board with regard to special meetings called by it or called upon the request of Stockholders, or as may be otherwise designated by the committee calling any such meeting.

Section 2.4. Notice. Written notice of any Stockholders’ meeting, stating the place, date, and hour thereof, the purpose or purposes thereof in the case of a special meeting, and the record date for determining Stockholders entitled to vote thereat if such date is different from the record date for determining Stockholders entitled to notice thereof, shall be given to each Stockholder entitled to notice of such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mails, postage prepaid, addressed to the Stockholder at his, her, or its address as it appears on the records of the Corporation. Notwithstanding the foregoing, such notice may be given by a form of electronic transmission to the extent permitted by law, including Section 232 of the DGCL.

1 Definitions of capitalized terms are provided in Section 7.2 of the Bylaws.

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Section 2.5. Quorum. Except as may otherwise be provided by applicable law or the Corporate Documents, the presence in person or by proxy, at any meeting of Stockholders, of Shares having not less than a majority of the votes that would be cast at such meeting if all Shares entitled to vote at such meeting were present and voted shall constitute a quorum; provided, however, that, in the absence of a quorum and until a quorum is secured, the meeting may be adjourned by the chairman of the meeting without a vote or, in the absence of a chairman, by the Stockholders by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of such adjourned meeting need be given.

Section 2.6. Adjournment. Any meeting of Stockholders may be adjourned at the meeting, either by the chairman of the meeting, for an announced proper purpose, or by the Stockholders entitled to vote at such meeting, for any purpose, to reconvene at a later time and at the same or some other place, and, unless otherwise provided by applicable law, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business that might have been transacted at the original meeting. If a quorum is present at any meeting, any adjournment of such meeting by the chairman of the meeting may be overruled by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting.

Section 2.7. Organization of Meetings. Any meeting of Stockholders shall be presided over by the chairman of the meeting, who shall be one of the following, here listed in the order of preference: (a) the chairman of the Board, if any; or (b) in such chairman’s absence, the president, if any; or (c) in the president’s absence, the chief executive officer, if any; or (d) in the chief executive officer’s absence, a vice president, if any; or (e) in the absence of the foregoing persons or persons with functionally equivalent executive titles, the person so designated by the Board; or (f) in the absence of any such designation, a chairman of the meeting chosen by the Stockholders at the meeting. The secretary of the Corporation shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting shall appoint a secretary of the meeting.

Section 2.8. Voting and Record Date. Unless otherwise provided in the Certificate of Incorporation, each Stockholder entitled to vote shall, at every meeting of Stockholders, be entitled to one vote, in person or by proxy, for each Share of voting Stock held by him, her, or it, but no proxy shall be voted on after three years from its date, unless it provides for a longer period. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, or by tendering to the Corporation at or before the meeting either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings need not be by written ballot and need not be conducted by inspectors of election unless otherwise required by applicable law (e.g., 8 Del. C. § 231) as prescribed in accordance with Section 2.9. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Unless otherwise provided by applicable law or the Corporate Documents, any other election or matter shall be determined by the vote of Shares having not less than a majority of the votes that could be cast by all the Shares present and entitled to vote at the meeting on such election or matter. The fixing of a record date for the determination of Stockholders entitled to notice, and, if different, of a record date for the determination of Stockholders entitled to vote, shall be as provided by applicable law.

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Section 2.9. Conduct of Meeting. Subject to and to the extent permitted by applicable law, the Board may adopt by resolution such rules and regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with applicable law or such rules and regulations as adopted by the Board, the chairman of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and closing of the polls for each matter upon which Stockholders will vote at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) appointment of inspectors of election and other voting procedures, including those procedures set out in 8 Del. C. § 231. Unless and to the extent determined otherwise by the Board or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.10. Action Without Meeting. Any action permitted or required to be taken at any meeting of Stockholders may be taken by written consent without a meeting subject to and to the extent permitted by the Corporate Documents and applicable law.

ARTICLE 3. DIRECTORS

Section 3.1. Number. The Board shall consist of one or more Directors, the total number thereof to be fixed from time to time by resolution of the Board.

Section 3.2. Term, Qualification, Vacancies, and Newly Created Directorships.

(a) Each Director shall hold office until the next annual election and until such Director’s successor is elected and qualified, or until the earlier of such Director’s death, resignation, or removal. Directors need not be Stockholders.

(b) If there be a vacancy in the Board by reason of death, resignation, or otherwise, or if there be any newly created directorships resulting from an increase in the total number of Directors, such vacancy or newly created directorship shall be filled by the vote of a majority of the Directors then in office, although less than a quorum. Any Director chosen by reason of such vacancy or such newly created directorship shall hold office until the next annual meeting and until such Director’s successor is elected and qualified, or until the earlier of such Director’s death, resignation, or removal.

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Section 3.3. Removal. Any Director may be removed at any time, with or without cause, by the vote of Shares having not less than a majority of the votes that would be cast at a meeting at which all Shares entitled to vote in the election of Directors were present and voted.

Section 3.4. Powers. The Board shall manage the property and the business and affairs of the Corporation, and shall have all such powers and authority as may be exercised by the board of directors of a stock corporation organized under the DGCL, including but not limited to the power to declare dividends on the common and preferred stock of the Corporation.

Section 3.5. Meetings of the Board.

(a) Regular meetings of the Board may be held within or without the State of Delaware at such time and place as may be fixed from time to time by resolution of the Board. No notice of regular meetings shall be required.

(b) Special meetings of the Board may be called by any Director. Notice of the date, time, and place of the meeting shall be given by or at the direction of the person or persons calling the meeting, and, unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice. Unless the Board prescribes different periods of time for notice, notice shall be provided to each Director at least twenty-four hours in advance of the special meeting if notice is by personal service, by telephone, by a form of electronic transmission, or in person, and at least seven days in advance of the special meeting if notice is by mail. Special meetings of the Board may be held within or without the State of Delaware as is indicated in the notice or waiver of notice thereof.

Section 3.6. Quorum. A majority of the total number of Directors constituting the whole Board shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

Section 3.7. Vote Necessary to Act and Participation by Conference Telephone. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by applicable law or the Corporate Documents. Participation in a meeting by conference telephone or similar means by which all participating Directors can hear each other shall constitute presence in person at such meeting.

Section 3.8. Executive and Other Committees.

(a) The Board may, by resolution passed by a majority of the total number of Directors, designate one or more committees, including an executive committee, each committee to consist of two or more Directors. Any such committee, to the extent provided in such resolution or in the Corporate Documents, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, except in reference to powers or authority expressly forbidden such a committee by applicable law, and may authorize the seal of the Corporation to be fixed to all papers that may require it.

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(b) If any member of a committee, including an executive committee, is absent or disqualified, the member or members thereof present at any meeting and not disqualified, whether or not he, she, or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of such absent or disqualified member. Subject to the foregoing, no committee shall have the power or authority to fill vacancies in its own membership, which vacancies shall be filled by the Board.

(c) The executive committee, if any, shall have and shall exercise, between meetings of the Board, the full power and authority of the Board in the management of the business and affairs of the Corporation, including the power and authority to declare a dividend, to call meetings of Stockholders, and to authorize the issuance of Stock, except in reference to power and authority expressly forbidden by applicable law, and may authorize the seal of the Corporation to be affixed to all papers that require it; provided, however, that the executive committee shall not have the power or authority to fill vacancies in the membership of committees.

(d) Any committee shall meet at stated times or on notice to all of its members. A majority shall constitute a quorum, but the vote of a majority of the whole committee shall be necessary to act in every case. In all other respects, any committee shall fix its own rules of procedure.

Section 3.9. Compensation. The Board shall fix the compensation, if any, of Directors for their service as Directors.

Section 3.10. Rules of Procedure. Subject to applicable law and the Corporate Documents, the Board shall fix its own rules of procedure and conduct from time to time.

Section 3.11. Action Without Meeting. Any action permitted or required to be taken at any meeting of the Board may be taken by unanimous written consent without a meeting, subject to and to the extent permitted by applicable law and the Corporate Documents.

ARTICLE 4. OFFICERS

Section 4.1. Officers. The Board shall elect a president and secretary (by those or any other functionally equivalent executive titles), and may elect other officers and agents, including one or more vice presidents. All officers of the Corporation shall be chosen by the Board by the vote of a majority of the Directors present at a meeting at which a quorum is present or by written consent pursuant to applicable law and the Corporate Documents. No officer need be a Stockholder, and no officer other than the chairman of the Board, if any, need be a Director.

Section 4.2. Number of Offices. Any number of offices may be held by the same person.

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Section 4.3. Terms. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualifies, or until such officer’s earlier death, resignation, or removal. Any officer may resign at any time by written notice to the Corporation and may be removed at any time, with or without cause, by the vote of a majority of the total number of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board in the same manner as any officer is chosen.

Section 4.4. Duties of Officers. The officers of the Corporation shall have such powers and shall perform such duties, executive or otherwise, as from time to time may be prescribed or assigned to them by the Board or the Corporate Documents, and to the extent not so prescribed or assigned, as generally pertain to their respective offices, subject to the control of the Board. The Board shall assign to one officer the duty to record the proceedings of the meetings of the Stockholders and Board in a book to be kept for that purpose.

Section 4.5. Chairman of the Board. Only a Director may be elected and may serve as chairman of the Board. The chairman of the Board, if any, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or the Corporate Documents.

ARTICLE 5. INDEMNIFICATION, ADVANCEMENT, AND INSURANCE

Section 5.1. Definitions. As used in this Article 5,

(a) “Covered Person” means any individual who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, including, without limitation, service with respect to employee benefit plans.

(b) “Loss” means any expense, liability, or loss (including, without limitation, attorney’s fees, judgments, fines, amounts paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974).

(c) “Other Entity” means another corporation or a partnership, limited liability company, joint venture, trust, or other enterprise, whether for-profit or nonprofit.

(d) “Proceeding” means any threatened, pending, or completed action, suit, alternative-dispute-resolution procedure, or other proceeding, whether civil, criminal, administrative, or investigative, including, without limitation, any action by or in the right of the Corporation, involving a Covered Person (whether as a party, a witness, or otherwise) by reason of the fact that such Covered Person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of an Other Entity, including, without limitation, service with respect to employee benefit plans.

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Section 5.2. Right to Indemnification. Any Covered Person shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all Loss reasonably incurred or suffered by such Covered Person in connection with a Proceeding, and such indemnification shall inure to the benefit of such Covered Person’s heirs, executors, administrators, and legal or personal representatives; provided, however, that (a) except as otherwise provided in Section 5.4, the Corporation shall indemnify a Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Covered Person only if the initiation of such Proceeding (or part thereof) was authorized by the Board, and (b) indemnification under this Article 5 shall not be available to a Covered Person in connection with any Proceeding (or part thereof) in which judgment is entered against such Covered Person for disgorgement of profits made from the purchase or sale by such Covered Person of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local statute or regulation.

Section 5.3. Right to Advancement of Expenses. The rights conferred in this Article 5 shall be contract rights and shall include the right of a Covered Person who is or was a Director or officer of the Corporation to be paid by the Corporation the expenses (including, without limitation, attorney’s fees) incurred by such Covered Person in defending a Proceeding or in prosecuting a suit against the Corporation to enforce such Covered Person’s rights under this Article 5, in each case in advance of the final disposition of such Proceeding or suit; provided, however, that the payment of such expenses incurred by such Covered Person in such Covered Person’s capacity as a Director or officer of the Corporation (and not in any other capacity in which service is or was rendered by such Covered Person while a Director or officer of the Corporation, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding or suit shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified under this Article 5 or otherwise. Such undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement.

Section 5.4. Right of Claimant to Bring Suit. If (a) a written claim under Section 5.2 is not paid in full by the Corporation within sixty (60) days after such claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, or (b) a written claim under Section 5.3 is not paid in full by the Corporation within twenty (20) days after such claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, then at any time thereafter, the Covered Person making such claim may bring suit against the Corporation to recover the unpaid amount of such claim, and if successful in whole or in part, such Covered Person shall also be entitled to be paid the expense, including, without limitation, attorney’s fees, of prosecuting such suit. It shall be a defense to any such suit, other than a suit brought to enforce a claim for advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation, that such Covered Person has not met the applicable standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify such Covered Person for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board or a committee thereof, independent legal counsel, or the Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such Covered Person is proper in the circumstances because such Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board or a committee thereof, independent legal counsel, or the Stockholders) that such Covered Person has not met such applicable standard of conduct, shall be a defense to such suit or create a presumption that such Covered Person has not met the applicable standard of conduct. In any suit brought by a Covered Person to enforce a right under this Article 5, or by the Corporation to recover an advancement of expenses, the burden of proving that the Covered Person is not entitled to indemnification or advancement under this Article 5 or otherwise shall be on the Corporation.

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Section 5.5. Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Corporate Documents, agreement, or vote of Stockholders or disinterested Directors, or otherwise.

Section 5.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the Corporation or of an Other Entity against any Loss, whether or not the Corporation would have the power to indemnify such person against such Loss under the DGCL.

Section 5.7. Setoff of Indemnification Remedies; Subrogation. In the case of a claim for indemnification or advancement of expenses against the Corporation under this Article 5 arising out of acts, events, or circumstances for which the Covered Person, who was at the relevant time serving as a Director, officer, employee, or agent of an Other Entity at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such Other Entity’s certificate of incorporation, bylaws, or other governing document, or pursuant to an agreement between such Covered Person and such Other Entity, such Covered Person shall first seek indemnification or advancement of expenses pursuant to any such certificate of incorporation, bylaws, other governing document, or agreement. To the extent that amounts to be paid in indemnification or advancement to a Covered Person under this Article 5 are paid by such Other Entity, such Covered Person’s right to indemnification and advancement of expenses under this Article 5 shall be reduced. In the event and to the extent that any Covered Person receives indemnification or advancement of expenses pursuant to this Article 5, (a) the Corporation shall be subrogated, to the fullest extent permitted by law, to any right of action that such Covered Person may have against any third person respecting the Loss so indemnified or the expenses so advanced, and (b) such Covered Person shall hold in trust for, and pay to, the Corporation any amounts that such Covered Person may recover in damages or settlement from any third person respecting the Loss so indemnified or the expenses so advanced.

Section 5.8. Amendment or Repeal. The rights to indemnification and the advancement of expenses conferred in this Article 5 shall not be eliminated or impaired by an amendment to the Corporate Documents after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

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Section 5.9. Severability. Whenever possible, each term and provision of this Article 5 shall be interpreted in such a way as to be effective and valid under applicable law. If any term or provision of this Article 5 is found to be illegal, or if the application thereof to any person or any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Article 5, or the application of such term or provision to persons or circumstances other than those to which its application is judicially determined to be invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 6. MISCELLANEOUS

Section 6.1. Certificates of Stock. Certificates of Stock shall be signed, manually or by facsimile signature, by the president or a vice president, and by the secretary or an assistant secretary, treasurer, or assistant treasurer; provided, however, that the Board may authorize officers in addition to or in place of any of the foregoing to sign certificates of Stock. If a certificate of Stock be allegedly lost, stolen, or destroyed, another may be issued in its stead upon proof of loss, theft, or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any associated claim or loss. A new certificate may be issued without requiring bond when, in the judgment of the Board, it is proper to do so.

Section 6.2. Transfer of Stock. All transfers of Shares shall be made upon the books of the Corporation by the holder of the Shares in person or by his, her, or its lawfully constituted representative, upon surrender of certificates of Stock, duly endorsed or with acceptable power attached thereto, for cancellation.

Section 6.3. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any Shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person whether or not the Corporation shall have express or other notice thereof, save as expressly provided by applicable law.

Section 6.4. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal Delaware”.

Section 6.5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 6.6. Books and Records. The books, records, and accounts of the Corporation, except as may otherwise be required by applicable law, may be kept within or without the State of Delaware at such place or places as may from time to time be designated by resolution of the Board or the Corporate Documents.

Section 6.7. Notices. Any written waiver of notice, signed by the person entitled to notice, whether executed before or after the event to which such waiver pertains, shall be deemed equivalent to proper notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except where attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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Section 6.8. Amendments. The Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to alter or repeal any bylaws of the Corporation, whether adopted by them or otherwise, at any annual or special meeting of stockholders, provided that notice of such proposed adoption, amendment or repeal is given in the notice of such meeting of stockholders.

ARTICLE 7. CONSTRUCTION AND DEFINED TERMS

Section 7.1. Construction. As appropriate in context, whenever the singular number is used in the Bylaws, the same includes the plural, and whenever the plural number is used in the Bylaws, the same includes the singular. As used in the Bylaws, each of the neuter, masculine, and feminine genders includes the other two genders. As used in the Bylaws, “include”, “includes”, and “including” shall be deemed to be followed by “without limitation”.

Section 7.2. Defined Terms. As used in the Bylaws:

“Board” means the board of directors of the Corporation.

“Bylaws” means these bylaws of the Corporation, as the same may be amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

“Corporate Documents” means the Certificate of Incorporation and the Bylaws.

“Corporation” means Cipherloc Corporation.

“DGCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“Director” means a member of the Board.

“Share” means an issued and outstanding share of Stock. For the avoidance of doubt, treasury shares of Stock are not Shares.

“Stock” means the authorized stock of the Corporation.

“Stockholder” means a holder of record of Shares.

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